UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

ENER1, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100
Ft. Lauderdale, Florida		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(954) 556-4020

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Ener1, Inc. management routinely meets with Investors and Investment Managers to discuss the company's strategy and business prospects. The technical presentation that will be made available to investors is attached hereto as Exhibit 99.1. Ener1, Inc. issued a press release on October 29, 2007 announcing that its technical presentation on batteries for HEV, PHEV and EV was being made available to the public, and is attached hereto as Exhibit 99.2. This Current Report and Exhibits 99.1 and 99.2 hereto are being furnished pursuant to Regulation FD.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Technical Slideshow presentation

Exhibit 99.2 - Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

October 29, 2007	By:	/s/ Ajit Habbu
Name: Ajit Habbu
Title: Chief Financial Officer

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 Exhibit Index

Exhibit No.	Description

99.1	Technical Slideshow presentation

99.2	Press Release

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